Exhibit 10.3

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) amends the Employment Agreement entered into as of November 1, 2016 (the “Agreement”), by and between DaVita Inc. (“Parent”) and HealthCare Partners, LLC, one of its controlled affiliates and now known as DaVita Medical Management, LLC (“Employer, and collectively with Parent, “DaVita”), and Charles G. Berg (the “Employee”). Specifically, effective October 13, 2017, the parties agree to amend the Agreement as follows:

The first sentence of Section 3.1 (Term) is hereby deleted in its entirety and replaced with the following:

“Term. The term of this Agreement will be until December 15, 2017 (the “Term”), unless the parties mutually agree to extend the Term.”

In all other respects, and with the exception of any all previous amendments, the Agreement remains unchanged and in full force and effect.

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic, photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

DAVITA INC.	EMPLOYEE
/s/ Kent J.Thiry	/s/ Charles G. Berg
By: Kent J. Thiry, Chief Executive Officer	Charles G. Berg, in his individual capacity

DAVITA MEDICAL MANAGEMENT, LLC
/s/ Joseph C. Mello
By: Joseph C. Mello, President

Approved by DaVita Inc. as to form
/s/ Kathleen A. Waters
Kathleen A. Waters
Chief Legal Officer